UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2018

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                   Other Events.

On December 22, 2017, the Tax Cuts and Jobs Act (Tax Legislation) was enacted.  The Tax Legislation is complex and materially changes U.S. corporate income tax rates.  Ameriprise Financial, Inc. (the Company) estimates that the Tax Legislation will result in an unfavorable impact of $320 million in its fourth quarter earnings and will be an ongoing benefit to the Company’s earnings and cash flow generation.

•                  The charge is primarily related to the remeasurement of net deferred tax assets using the lowered corporate tax rate, repatriation tax and lower future tax benefits from low income housing assets. This is a one-time, primarily non-cash, accounting adjustment.

•                  The Company’s estimate is that the ongoing effective tax rate will be in the 17 to 19 percent range over the near term. The lower corporate tax rate will have an ongoing benefit to earnings and the Company expects to earn back the initial charge within two years.

The Company also expects fourth quarter 2017 results will include approximately $25 million after-tax net catastrophe losses from its auto and home insurance business, nearly all of which is attributable to California wildfires.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking estimates, statements and assumptions regarding the estimated effects of the Tax Legislation and catastrophe losses. Such estimates, statements and assumptions reflect management’s plans, estimates and beliefs, and are subject to risks and uncertainties, which could cause actual results to differ materially from such estimates, statements and assumptions. The estimates, statements and assumptions are also based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Legislation, and are subject to change, possibly materially, as the Company completes its year-end financial statements. Readers are cautioned not to place undue reliance on the forward-looking estimates, statements and assumptions contained in this document, which speak only as of the date hereof. We undertake no obligation to update publicly or revise such forward-looking estimates, statements and assumptions.  For a discussion of some of the risks and uncertainties that could affect our future results and financial conditions, please see the “Risk Factors” discussion under Part 1, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 available at ir.ameriprise.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: January 17, 2018	By	/s/ David K. Stewart
David K. Stewart
Senior Vice President and Controller